UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2006

NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32007	52-2407114
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Church Street New Haven, Connecticut	06510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 787-1111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.	Entry into a Material Definitive Agreement

SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Employment Agreement. NewAlliance Bank entered into an Amended and Restated Employment Agreement on September 18, 2006 with Diane L. Wishnafski, Executive Vice President - Consumer & Business Banking. In March 2006 Ms. Wishnafski undertook responsibility for the Bank's consumer operations, including branch administration, in addition to her responsibilities for the Bank's business related banking services. The new Agreement memorializes her new responsibilities and includes an increase in her car allowance to $700 per month. The other terms of her Agreement are substantially the same as her prior Amended and Restated Employment Agreement, filed as Exhibit 10.7.5 to the Company's Form 8-K filed on January 6, 2006. In addition, the Bank's Compensation Committee determined that Ms. Wishnafski will be eligible for a special cash bonus opportunity for 2006 only of up to $66,750. This additional bonus will be calculated following year-end 2006, based upon a qualitative assessment of her success in combining and coordinating the consumer and business banking operations and achieving related goals (50% weighting) and her relative achievement of specified, related quantitative goals (50% weighting).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWALLIANCE BANCSHARES, INC.

September 22, 2006	By: /s/ Merrill B. Blanksteen___________________
Merrill B. Blanksteen
Executive Vice President and
Chief Financial Officer